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                                  EXHIBIT 10.8

                                 PROMISSORY NOTE
                           EXECUTED SEPTEMBER 23, 1997


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THIS INSTRUMENT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS
AMENDED, OR QUALIFIED UNDER ANY STATE SECURITIES LAWS AND HAVE BEEN TAKEN FOR INVESTMENT ONLY AND NOT WITH A VIEW TO, OR FOR SALE IN CONNECTION WITH, ANY DISTRIBUTION THEREOF. IT MAY NOT BE SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION AND QUALIFICATION UNLESS AN EXEMPTION FROM SUCH REGISTRATION AND QUALIFICATION REQUIREMENTS IS AVAILABLE.

THIS INSTRUMENT IS SUBJECT TO A PLEDGE AND SUBORDINATION AGREEMENT DATED AS OF SEPTEMBER 23, 1997 BETWEEN JUMP! SOFTWARE, INC. AND CHARLES CORFIELD, OF WHICH AGREEMENT CERTAIN PERSONS DESCRIBED AS HOLDERS OF "SENIOR INDEBTEDNESS" ARE THIRD PARTY BENEFICIARIES.

                CONVERTIBLE SECURED SUBORDINATED PROMISSORY NOTE

$700,000                                              Mountain View, California
                                                             September 23, 1997

         JUMP! SOFTWARE, INC., a California corporation (the "COMPANY"), for value received, hereby promises to pay to the order of Charles Corfield or his assignee (the "HOLDER") the principal amount of Seven Hundred Thousand Dollars ($700,000) on or before the Maturity Date (as defined below).

         1.       MATURITY DATE. The "Maturity Date" shall be the earlier of
(a) March 31, 1998 and (b) such date as the Company shall have received at least $6,000,000 in gross aggregate proceeds from the sale of Series B Preferred Stock and, if applicable, such other new series of convertible equity securities as the Company may issue prior to March 31, 1998.

         2. INTEREST. As interest on this Note, the Company shall pay Holder, on or before the Maturity Date, the sum of $6,930 and shall issue Holder, on the date hereof, a warrant to purchase Common Stock of the Company at an exercise price of $0.01 per share (the "WARRANT"). Any amounts outstanding more than 180 days after the Maturity Date shall accrue interest at the rate of 10% per annum until paid, compounded annually, calculated on the basis of a 365-day year, beginning on the date which is 181 days after the Maturity Date.

         3. CONVERSION. Holder may elect to convert any or all of the unpaid principal amount of this Note into shares of the Company's Series B Preferred Stock or, if the Company has issued a new series of convertible equity securities on the date of conversion, such other series at a conversion price equal to the lesser of (a) $2.00 per share and (b) the issue price of the Series B Preferred Stock or, if applicable, such other series to the one or more institutional, corporate or venture capital investors that purchase in the aggregate at least $1.5 million of Series B Preferred Stock or, if applicable, such other series.


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         4.       SECURITY INTEREST. This Note is secured by certain of the
Company's assets pursuant to a Pledge and Subordination Agreement between the Company and Holder dated as of even date herewith (the "SECURITY AGREEMENT"), the terms of which are incorporated herein by reference.

         5. SUBORDINATION. This Note and the Collateral are subject to the subordination provisions of the Security Agreement. No indebtedness which does not constitute Senior Indebtedness (as defined in the Security Agreement) shall be senior in any respect to this Note.

         6.       MISCELLANEOUS.

                  (a) Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Note or any Note exchanged for it, and indemnity satisfactory to the Company (in case of loss, theft or destruction) or surrender and cancellation of such Note (in the case of mutilation), the Company will make and deliver in lieu of such Note a new Note of like tenor.

                  (b) The Company hereby waives presentment for payment, demand, protest and notice of protest for nonpayment of this Note. If the Holder employs an attorney or take any other steps for collection of any part hereof after any default, the Company will pay all reasonable legal fees and expenses incurred in collecting this Note.

                  (c) If any provision of this Note is held to be invalid, illegal or unenforceable for any reason, such invalidity, illegality or unenforceability shall not affect any other provisions of this Note, and this Note shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

                  (d) No renewal or extension of this Note, delay in enforcing any right of Holder under this Note, or assignment by Holder of this Note shall affect the liability of the Company. All rights of Holder under this Note are cumulative and may be exercised concurrently or consecutively at Holder's option.

                  (e) It is the intent of Borrower and Holder in the execution of this Note, the Subordination Agreement and the Warrant that the loan evidenced hereby and thereby be exempt from the restrictions of the usury laws of the State of California. In the event that, for any reason, it should be determined that the California usury law is applicable to such loan, Borrower and Holder stipulate and agree that none of the terms and provisions contained herein or therein shall be construed to create a contract for use, forbearance or detention of money requiring payment of interest at a rate in excess of the maximum interest rate permitted to be charged by the laws of the State of California. In such event, if any Holder shall collect monies or other consideration which are deemed to constitute interest which would otherwise increase the effective interest rate on this Note to a rate in excess of the maximum rate permitted to be charged under the laws of the State of California, all such excess consideration shall, at the option of Holder, be credited to the payment of the sums due hereunder or returned to Holder.

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                  (f)      This Note shall be governed by the laws of the State
of California, without reference to conflicts of laws principles.

         IN WITNESS WHEREOF, this Note has been executed and delivered on the date specified above by the Company.

                                           JUMP! SOFTWARE, INC.


                                          /s/ Richard Mathews
                                          -------------------------------------
                                          Richard Mathews
                                          President and Chief Executive Officer